GENERAL AND MUTUAL RELEASE

This General and Mutual Release (hereafter "Release") is entered into on this April 24, 2008 by and between Celadon Trucking Services, Inc., and its affiliates and subsidiaries (hereinafter “Celadon”), and Thomas M. Glaser, and his successors, assigns, heirs and representatives (hereinafter “Glaser”).

WHEREAS, the parties entered into a Separation Agreement, General Release, Consulting Agreement and Non-Competition, Non-Disclosure and Non-Solicitation Agreement (hereinafter “Agreement”) on July 25, 2007, as amended on October 17, 2007, whereby the parties established the terms, conditions and consideration for the retirement of Glaser from Celadon.

WHEREAS, the parties now desire to amend and otherwise release one another from said Agreement as specified herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Celadon hereby releases Glaser from his covenant not to engage in any employment or business activity in competition with Celadon, and Glaser is free to immediately seek and accept any employment with any firm or business he desires, irrespective of whether such firm or business is in competition with Celadon.

2.           The parties agree that Celadon shall not make further payment, settlement, benefit or other compensation of any kind to Glaser, including, but not limited to, the issuance of any Restricted Stock Grants, whether due now or in the future, including such Restricted Stock Grants that might be due from Celadon  in August, 2009.

3.           Glaser agrees that until after August 3, 2009, he will not, for himself or any other person, solicit or attempt to hire Leslie Carlson, or to otherwise request or encourage Leslie Carlson to terminate her employment or business relationship with Celadon.

4.            Glaser agrees that he shall not knowingly engage, or encourage others to engage, in any oral or written communication, or otherwise knowingly release any non-public information, which is intended to, or reasonably could be foreseen to, damage the business reputation of, or otherwise in any way be detrimental to, Celadon or its officers, directors, employees, agents, or shareholders as a group.  Celadon agrees that it shall not  knowingly engage, or encourage others to engage, in any oral or written communication, or otherwise knowingly release any non-public information, which is intended to, or reasonably could be foreseen to, damage the business reputation of, or otherwise in any way be detrimental to Glaser.

5.           In consideration of the promises set forth in this Release, and other good and valuable consideration, the receipt of sufficiency of which is hereby acknowledged, Glaser hereby irrevocably and unconditionally releases, acquits, and forever discharges Celadon, Celadon’s parent, Celadon Group, Inc. (“Celadon Group”), its subsidiaries, affiliates, and divisions, as well as each of their respective officers, directors, employees, shareholders, members, and agents (Celadon, Celadon Group, its subsidiaries, affiliates, and divisions, and their respective officers, directors, employees, and agents being collectively referred to herein as the “Releasees”), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorney fees and costs actually incurred), of any nature whatsoever, known or unknown, in law or equity, including but not limited to those claims arising out of Glaser’s employment with the Company or the termination of his employment with Celadon, including, without limitation of the foregoing general terms, any and all claims arising from any alleged violation by the Releasees of any federal, state, or local statutes, ordinances, or common law, including but not limited to, the Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act (“OWBPA”); the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964, as amended; 42 U.S.C. § 1981, as amended; the Fair Labor Standards Act; the Equal Pay Act; the Employee Retirement Income Security Act; the Rehabilitation Act of 1973; the Civil Rights Act of 1991; the Family and Medical Leave Act; the Civil Rights Act of 1866; the Indiana Civil Rights Act; and any other employment discrimination laws, as well as any other claims based on constitutional, statutory, common law, or regulatory grounds, as well as any claims based on theories of breach of contract or implied covenant, deprivation of equity interest, shareholder rights, conversion, defamation, retaliation, wrongful or constructive discharge, fraud, misrepresentation, promissory estoppel, or intentional and/or negligent infliction of emotional distress, (“Claim” or “Claims”), which Glaser now has, owns, or holds, or claims to have, own, or hold, or which Glaser had, owned, or held, or claimed to own at any time before execution of this Agreement, against any or all of the Releasees. Notwithstanding the foregoing, Glaser reserves all rights to enforce the terms of this Agreement and his rights to continue health insurance coverage as provided under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).

6.           In consideration of the promises set forth in this Release, and other good and valuable consideration, the receipt of sufficiency of which is hereby acknowledged, Celadon,  Celadon Group, Inc., and each of their respective subsidiaries, affiliates, and divisions, as well as each of their respective officers, directors, employees, shareholders, members, agents, successors and assigns (hereinafter referred to collectively as “Celadon”) hereby irrevocably and unconditionally releases, acquits, and forever discharges Glaser and his successors, assigns, heirs and representatives, or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorney fees and costs actually incurred), of any nature whatsoever, known or unknown, in law or equity, including but not limited to those claims arising out of Glaser’s employment with the Company, the termination of his employment with Celadon, and/or the Separation Agreement, General Release, Consulting Agreement and Non-Competition, Non-Disclosure and Non-Solicitation Agreement of July 25, 2007, as amended on October 17, 2007, including, without limitation of the foregoing general terms, any and all claims arising from any alleged violation by Glaser of any federal, state, or local statutes, ordinances, or common law, as well as any other claims based on constitutional, statutory, common law, or regulatory grounds, as well as any claims based on theories of breach of contract or implied covenant, deprivation of equity interest, shareholder rights, conversion, defamation, retaliation, wrongful or constructive discharge, fraud, misrepresentation, promissory estoppel, or intentional and/or negligent infliction of emotional distress, which Celadon now has, owns, or holds, or claims to have, own, or hold, or which Celadon had, owned, or held, or claimed to own at any time before execution of this Agreement against Glaser.

7.           This Release is the compromise of a disputed claim and is not to be construed as an admission of liability or wrongdoing of either party.  The terms of this Agreement and all information herein shall not be disclosed by either party to any person or persons not a party hereto, except as to the directors, officers, employees, agents, attorneys, accountants and auditors who are in the need to know.  Nothing herein shall restrict a party from disclosing any portion of this Agreement on a restricted basis pursuant to a judicial or other lawful governmental order.  Failure by either party to insist upon the other party’s performance under this Agreement or to exercise any rights or privilege herein shall not be a waiver of any of the rights or privileges provided for in this Agreement.  This Release shall be construed and enforced pursuant to the laws of the State of Indiana, excluding any choice of laws provisions or conflicts of laws principles which would require reference to the laws of any other jurisdiction and the proper venue of any cause of action relating to this agreement shall be limited to the state or federal courts sitting in Indianapolis, Indiana.  If any of the provisions of this Release are held to be unenforceable or invalid by any arbitrator or court or tribunal of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby, and the rights and obligations of the parties under this Release shall be reduced only so much as necessary to remove the illegality.  Each party hereto warrants and represents that they have read and understand all of the provisions contained herein.  Each party does hereby declare and represent that in making this Release it is understood and agreed that it relies wholly upon its own judgment, and this Release is signed freely by each party.  Both parties have either consulted or have been given the opportunity to consult legal counsel prior to the execution of this Release.  Any party signing below in a representative capacity for a party has authority to bind that party.

8.           Celadon and Glaser hereby expressly agree that, effective immediately upon Glaser’s signature hereon, the Separation Agreement, General Release, Consulting Agreement and Non-Competition, Non-Disclosure and Non-Solicitation Agreement of July 25, 2007, as amended on October 17, 2007, has terminated in all respects such that neither Celadon nor Glaser has any continuing obligations to the other party pursuant to that Agreement, as amended.

This Release contains the ENTIRE AGREEMENT between the parties hereto, and the terms of this Release are contractual and not a mere recital.  This Release supersedes and revokes all prior agreements between the parties, whether oral or written.

WE HAVE READ THE FOREGOING RELEASE AND FULLY UNDERSTAND IT.

Thomas M. Glaser	Celadon Trucking Services, Inc.

/s/ Thomas M. Glaser	By:	/s/ Stephen Russell
Stephen Russell, Chief Executive Officer

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